Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION ANNOUNCES INVESTOR DAY
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COVINGTON, LA. (September 12, 2017) - Pool Corporation (NASDAQ/GSM:POOL) announced today that it will host an Investor Day on Thursday, September 14, 2017 at the New York Marriott Marquis in New York, NY. Investor day attendance is by invitation only. Presentations are slated to begin at 10:00 am Eastern and continue through 12:00 pm Eastern. An audio webcast of the Investor Day will be available on the company's investor relations page at http://ir.poolcorp.com. Presentation slides will be available on the website immediately following the event.

POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. As of June 30, 2017, POOLCORP operated 345 sales centers in North America, Europe, South America and Australia, through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com